Exhibit (e)(3)

                      FIRST AMERICAN INVESTMENT FUNDS, INC.

                       DISTRIBUTION AND SERVICE AGREEMENT

                                       FOR

            CLASS B SHARES (CONTINGENT DEFERRED SALES CHARGE CLASSES)

         THIS AGREEMENT is made as of the 5th day of December, 2001, between FIRST AMERICAN INVESTMENT FUNDS, INC., a Maryland corporation (the "Fund"), and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the "Distributor").

         WHEREAS, the Fund is registered as an investment company with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended ("1940 Act"), and its shares are registered with the SEC under the Securities Act of 1933, as amended ("1933 Act"); and

         WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended; and

         WHEREAS, the Fund desires to appoint the Distributor to act as distributor and shareholder servicing agent for the Class B shares of the Fund's portfolios, as now in existence or hereinafter created from time to time including Class B shares issued in connection with the consolidation of other funds or portfolios into the Fund (collectively, the "Shares"), in accordance with the terms and conditions of this Agreement; and

         WHEREAS, this Agreement has been approved by the Fund's Board of Directors in anticipation of the Distributor's transfer of its rights to receive the Distribution Fee (as defined in the Class B Distribution Plan for the Shares attached hereto as Exhibit A) and/or contingent deferred sales charges to one or more financing parties in order to raise funds to cover distribution expenditures:

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the Fund and Distributor hereby agree as follows:

         ARTICLE 1. Distribution Activities.

         A. Sale of Shares. The Fund grants to the Distributor the exclusive right to sell Shares of each portfolio of the Fund (each a "Portfolio"), at net asset value in accordance with the current prospectus for the Shares, as agent and on behalf of the Fund, during the term of this Agreement and subject to the registration requirements of the 1933 Act, the rules and regulations of the SEC and the laws governing the sale of securities in the various states ("Blue Sky Laws").

         B. Solicitation of Sales. In consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts, consistent with its other business, in connection with the distribution of Shares; provided, however, that the Distributor shall not be prevented from entering into like arrangements with other issuers. The provisions of this paragraph do not obligate the Distributor to register as a broker or dealer under the Blue Sky Laws of any jurisdiction when it determines it would be uneconomical for it to do so or to maintain its registration in any jurisdiction in which it is now registered or obligate the Distributor to sell any particular number of Shares.

         C. Authorized Representations. The Distributor is not authorized by the Fund to give any information or to make any representations other than those contained in the current registration statements and prospectuses of the Fund with respect to the Shares filed with the SEC or contained in Shareholder reports or other material that may be prepared by or on behalf of the Fund for the Distributor's use. The Distributor may prepare and distribute sales literature and other material as it may deem appropriate, provided that such literature and materials have been approved by the Fund prior to their use.

         D. Registration of Shares. The Fund agrees that it will take all action necessary to register Shares under the federal and state securities laws so that there will be available for sale the number of Shares the Distributor may reasonably be expected to sell and to pay all fees associated with said registration. The Fund shall make available to the Distributor such number of copies of its currently effective prospectus and statement of additional information as the Distributor may reasonably request. The Fund shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of the Fund.

         ARTICLE 2. Shareholder Servicing Activities.

         A. Appointment. The Fund hereby appoints the Distributor as servicing agent for the Shares of each Portfolio, as agent and on behalf of the Fund in accordance with and during the term of this Agreement, and the Distributor hereby accepts such appointment.

         B. Shareholder Servicing Activities. As servicing agent for the Shares of each Portfolio, and in consideration of the compensation payable pursuant to
Article 4 hereof, the Distributor shall provide personal, continuing services to investors in the Shares of each Portfolio, including but not limited to providing ongoing servicing and/or maintenance of shareholder accounts with respect to the Shares of the Portfolios, responding to inquiries of the holders of Shares regarding their ownership of Shares or their accounts with the Fund, and providing administrative or accounting services with respect to the Shares of the Portfolios not otherwise provided by other agents of the Fund. Notwithstanding the foregoing, if the National Association of Securities Dealers, Inc. ("NASD") adopts a definition of "service fee" for purposes of
Section 26(d) of the NASD Rules of Fair Practice that differs from the definition of shareholder servicing activities in this paragraph, or if the NASD adopts a related definition intended to define the same concept, the definition of shareholder servicing activities in this paragraph shall be automatically amended, without further action of the parties, to conform to such NASD definition.

         ARTICLE 3. Compensation for Distribution Activities. As compensation for providing distribution services pursuant to Article 1 hereof, the Fund shall pay the Distributor:

         A. Distribution Fee. The Fund will pay to the Distributor in respect of the Shares of each Portfolio, pursuant to the Fund's Class B Distribution Plan with respect to Class B Shares adopted by each such class in accordance with Rule 12b-1 (the "Distribution Plan"), the Distributor's Allocable Portion of the Distribution Fee (as defined in the Class B Distribution Plan). For purposes of this Agreement, the Distributor's "Allocable Portion" of the Distribution Fee shall be 100% of such Distribution Fee unless or until the Fund uses a distributor other than the Distributor and thereafter the Allocable Portion shall be the portion of the Distribution Fee attributable to (i) the Shares sold by the Distributor or a predecessor distributor ("Commission Shares"), plus (ii) the Shares issued in connection with the exchange of Commission Shares of another Fund and or Class B shares of another Fund in the First American group of Funds, plus (iii) the Shares issued in connection with the reinvestment of dividends and capital gains on Commission Shares.

         The Distributor's Allocable Portion of the Distribution Fee and the contingent deferred sales charges arising in respect of the Shares taken into account in computing the Distributor's Allocable Portion shall be limited under
Article III, Sections 26(b) and (d) or other applicable regulations of the NASD as if the Shares taken into account in computing the Distributor's Allocable Portion themselves constituted a separate class of shares of the Fund.

         The services rendered by the Distributor for which the Distributor is entitled to receive the Distributor's Allocable Portion of the Distribution Fee shall be deemed to have been completed at the time of the initial purchase of the Commission Shares (whether of the Fund or another Fund in the First American Family of Funds) taken into account in computing the Distributor's Allocable Portion. Notwithstanding anything to the contrary in this Agreement, the Distributor shall be paid its Allocable Portion of the Distribution Fee notwithstanding the Distributor's termination as distributor of the Shares, or any termination of this Agreement other than in connection with a Complete Termination (as defined in the Distribution Plan) of the Distribution Plan as in effect on the date of execution of this Agreement. Except as provided otherwise provided hereunder, the Fund's obligation to pay the Distribution Fee to the Distributor shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim or defense whatsoever (it being understood that nothing in this sentence shall be deemed a waiver by the Fund of its right separately to pursue any claims it may have against the Distributor and to enforce such claims against any assets (other than its rights to be paid its Allocable Portion of the Distribution Fee and to be paid the contingent deferred sales charges) of the Distributor).

         B. Contingent Deferred Sales Charge. The Fund will pay to the Distributor in addition to the fees with respect to the Shares set forth above, any contingent deferred sales charge imposed on repurchases of Class B shares of such Portfolio upon the terms and conditions set forth in the then current prospectus of the Fund. Notwithstanding anything to the contrary in this Agreement, the Distributor shall be paid such contingent deferred sales charges in respect of Class B shares of such Portfolio taken into account in computing the Distributor's Allocable Portion of the Distribution Fee notwithstanding the Distributor's termination as general distributor of the Shares of the Fund or any termination of this Agreement other than in connection with a Complete Termination of the Distribution Plan as in effect on the date of execution of this Agreement. Except as provided otherwise provided hereunder, the Fund's obligation to remit such contingent deferred sales charges to the Distributor shall not be subject to any dispute, offset, counterclaim or defense whatsoever (it being understood that nothing in this sentence shall be deemed a waiver by the Fund of its right separately to pursue any claims it may have against the Distributor and to enforce such claims against any assets (other than its right to be paid its Allocable Portion of the Distribution Fee and to be paid the contingent deferred sales charges) of the Distributor). The Fund will not waive any contingent deferred sales charge except under the circumstances set forth in the Fund's current prospectus, without the consent of the Distributor (or, if rights to payment have been transferred, the transferee).

         C. Predecessor Distributor. For the avoidance of doubt, the Distributor shall be entitled to receive under this Agreement the Distributor's Allocable Portion of the Distribution Fee and such contingent deferred sales charges in respect of Class B shares of the Fund taken into account in computing the Distributor's Allocable Portion of the Distribution Fee, including Shares issued during the periods in which SEI Financial Services Company acted as distributor and shareholder servicing agent (the "Predecessor Distributor") for the Fund and all Shares derived from Class B shares distributed by the Predecessor Distributor, whether pursuant to one or more permitted free exchanges or otherwise.

         D. Payments to Distributor's Transferees. The Distributor may transfer its right to payments described herein to third persons who provide funding to the Distributor, provided that any such transfer shall not be deemed a transfer of the Distributor's obligations under this Agreement. Upon receipt of written direction from the Distributor to pay such fees to a transferee, the Fund is authorized to pay all or a part of the Distribution Fee and or contingent deferred sales charges in respect of the Shares directly to such transferee as directed by the Distributor.

         ARTICLE 4. Compensation for Shareholder Service Activities. (a) As compensation for providing shareholder services pursuant to Article 2 hereof, the Distributor shall receive in respect of the Shares of each Portfolio, pursuant to the Fund's Service Plan with respect to the Shares adopted by each such class in accordance with shareholder services provided in respect of such class, calculated and payable monthly, at the annual rate of .25% of the value of the average daily net assets of such class.

         (b) The Distributor may reallow all or any part of, or pay compensation from, the amounts payable to the Distributor under the Service Plan to such persons, including employees of the Distributor, and institutions who respond to inquiries of holders of the Shares of the Portfolios or provide other administrative or accounting services for the Shares, as the Distributor may from time to time determine.

         ARTICLE 5. Changes in Computation of Fee. As long as the Distribution Plan is in effect, the Fund shall not change the accounting methodology under which the Distribution Fee is computed (except as may be required by a change in applicable law or a change in accounting policy adopted by the Investment Companies Committee of the AICPA and approved by FASB that results a determination by the Fund's independent accountants that any of the Sales Charges in respect of such Fund, which are not Contingent Deferred Sales Charges and which are not yet due and payable, must be accounted for by such Fund as a liability in accordance with GAAP).

         ARTICLE 6. Action of Fund Board of Directors. In no way does this Agreement limit the ability of the Board of Directors, in their sole discretion, after due consideration of the relevant factors considered when adopting and/or amending the Distribution Plan including the transactions contemplated in that certain Purchase or Sale Agreement entered into between the Fund's Distributor and the commission financing entity, to determine, subject to its fiduciary duty, that the Plan and the payments thereunder must be changed or terminated.

         ARTICLE 7. Expenses. (a) During the period of this Agreement, the Fund shall pay or cause to be paid all expenses, costs and fees incurred by the Fund which are not assumed by the Distributor. The Distributor shall pay all of its own costs incurred in connection with the distribution of the Shares of each Portfolio pursuant to Article 1 hereof ("Distribution Expenses"). The Distributor shall also pay all of its own costs incurred in connection with providing the personal, continuing services to shareholders of the Shares of each Portfolio pursuant to Article 3 hereof ("Shareholder Servicing Expenses"). Distribution Expenses include, but are not limited to, the following expenses incurred by the Distributor: initial and ongoing sales compensation (in addition to sales loads) paid to investment executives of the Distributor and to other broker-dealers and participating financial institutions which the Distributor has agreed to pay; expenses incurred in the printing of prospectuses, statements of additional information and reports used for sales purposes; expenses of preparation and distribution of sales literature; expenses of advertising of any type; an allocation of the Distributor's overhead; payments to and expenses of persons who provide support services in connection with the distribution of Fund shares; and other distribution-related expenses. Shareholder Servicing Expenses include all expenses of the Distributor incurred in connection with providing administrative or accounting services to shareholders of the Shares of each Portfolio, including, but not limited to, an allocation of the Distributor's overhead and payments made to persons, including employees of the Distributor, who respond to inquiries of shareholders regarding their ownership of Shares, or who provide other administrative or accounting services for the Shares class not otherwise required to be provided by the applicable Portfolio's investment adviser, transfer agent or other agent.

         (b) In each year during which this Agreement remains in effect, the Distributor will prepare and furnish to the Board of Directors of the Fund, on a quarterly basis, written reports complying with the requirements of Rule 12b-1 under the 1940 Act that set forth (i) the amounts expended under this Agreement and the Distribution Agreement as Distribution Expenses for the Shares of each Portfolio and the purposes for which those expenditures were made, and (ii) the amounts expended under this Agreement and the Service Agreement as Shareholder Servicing Expenses for the Shares of each Portfolio and the purposes for which those expenditures were made.

         (c) Amounts payable to the Distributor under the Distribution Plan or the Service Plan may exceed or be less than the Distributor's actual costs incurred in connection with the distribution of the Shares of each such class or the provision of shareholder services for the Shares. In the event such Distribution Expenses or Shareholder Servicing Expenses exceed amounts payable to the Distributor under the Distribution Plan or the Service Plan, the Distributor shall not be entitled to reimbursement by the Fund.

         ARTICLE 8. Indemnification of Distributor. The Fund agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expenses and reasonable counsel fees and disbursements incurred in connection therewith), arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, prospectus, Shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made not misleading. However, the Fund does not agree to indemnify the Distributor or hold it harmless to the extent that the statements or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor.

         In no case (a) is the indemnity of the Fund to be deemed to protect the Distributor against any liability to the Fund or its Shareholders to which the Distributor or such person otherwise would be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (b) is the Fund to be liable to the Distributor under the indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or other person shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

         The Fund shall be entitled to participate at its own expense in the defense or, if it elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory to the indemnified defendants in the suits whose approval shall not be unreasonably withheld. In the event that the Fund elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants.

         The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of its Shares.

         ARTICLE 9. Indemnification of Fund. The Distributor covenants and agrees that it will indemnify and hold harmless the Fund and each of its Directors and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) based upon the 1933 Act or any other statute or common law and arising by reason of any person acquiring any Shares, and alleging a wrongful act of the Distributor or any of its employees or alleging that the registration statement, prospectus, Shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Distributor.

         In no case (a) is the indemnity of the Distributor in favor of the Fund or any other person indemnified to be deemed to protect the Fund or any other person against any liability to which the Fund or such other person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (b) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or upon any person (or after the Fund or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Fund or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

         The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

         The Distributor agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Fund's Shares.

         ARTICLE 10. Effective Date. This Agreement shall be effective upon its execution, and unless terminated as provided, shall continue in force for one year from the effective date and thereafter from year to year, provided that such annual continuance is approved by (a) either the vote of a majority of the Directors of the Fund, or the vote of a majority of the outstanding voting securities of the Shares of each Portfolio, and (b) the vote of a majority of those Directors of the Fund who are not parties to this Agreement or the Fund's Distribution Plan or Service Plan or interested persons of any such party ("Qualified Directors"), cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph, the terms "votes of a majority of the outstanding voting securities," "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act. In addition, this Agreement may at any time be terminated without penalty by the Distributor, by a vote of a majority of Qualified Directors or by vote of a majority of the outstanding voting securities of the Shares class of any Portfolio upon not less than sixty days' prior written notice to the other party.

         ARTICLE 11. Notices. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Fund, attn: Jeff Wilson, 800 Nicollet Mall, Minneapolis, MN 55402; and to its Secretary at the following address: James L. Chosy, 800 Nicollet Mall, Minneapolis, MN 55402; and if to the Distributor, attn: James Schoenike, 615 East Michigan Street, Milwaukee, WI 53202.

         ARTICLE 12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Maryland and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Maryland, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         ARTICLE 13. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS, the Fund and the Distributor have each duly executed this Agreement, as of the day and year above written.

                                        FIRST AMERICAN INVESTMENT FUNDS, INC.


                                        By: /s/ Jeffery M. Wilson
                                            -----------------------------------

                                        Attest: /s/ Kristen C. Ballum
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                                        QUASAR DISTRIBUTORS, LLC

                                        By: /s/ James Schoenike
                                            -----------------------------------

                                        Attest: /s/
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